Exhibit 99.01

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named and described in the Registration Statement on Form S-1, File No. 333-220451, of ACM Research, Inc. (as amended, the “Registration Statement”). The undersigned also consents to the filing of this consent as an exhibit to the Registration Statement and any amendments thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of October 25, 2017.

/s/ Yinan Xiang
Name: Yinan Xiang